EXHIBIT 23.06

CONSENT OF ROBERTSON STEPHENS, INC.

We hereby consent to the inclusion of and reference to our opinion dated March 10, 2002 to the Board of Directors of Elantec Semiconductor, Inc. (“the Company”) in the Registration Statement on Form S-4 (the “Registration Statement”) of Intersil Corporation (“Acquiror”), covering common stock of the Acquiror to be issued in connection with the proposed business combination involving the Acquiror and the Company. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

/s/	ROBERTSON STEPHENS, INC.
Ro	bertson Stephens, Inc.

San Francisco, California
March 21, 2002